Exhibit 99.1

2010 Segment Sales and Revenues by Quarter

(Millions of dollars)	Total	North America	Latin America	EAME	Asia/ Pacific
First Quarter 2010
Construction Industries1	$2,612	$681	$382	$512	$1,037
Resource Industries2	1,503	469	266	297	471
Power Systems3	2,941	1,221	266	863	591
All Other Segments4	494	274	23	130	67
Corporate Items and Eliminations	1	-	-	-	1
Machinery & Power Systems Sales	$7,551	$2,645	$937	$1,802	$2,167

Financial Products Segment	739	449	75	115	100
Corporate Items and Eliminations	(52)	(47)	(2)	-	(3)
Financial Products Revenues	$687	$402	$73	$115	$97

Consolidated Sales and Revenues	$8,238	$3,047	$1,010	$1,917	$2,264

1	Does not include inter-segment sales of $160 million.
2	Does not include inter-segment sales of $154 million.
3	Does not include inter-segment sales of $256 million.
4	Does not include inter-segment sales of $607 million.

(Millions of dollars)	Total	North America	Latin America	EAME	Asia/ Pacific
Second Quarter 2010
Construction Industries1	$3,391	$947	$534	$813	$1,097
Resource Industries2	2,095	705	516	372	502
Power Systems3	3,736	1,596	444	975	721
All Other Segments4	529	299	33	143	54
Corporate Items and Eliminations	(28)	(10)	(8)	(5)	(5)
Machinery & Power Systems Sales	$9,723	$3,537	$1,519	$2,298	$2,369

Financial Products Segment	744	454	74	107	109
Corporate Items and Eliminations	(58)	(52)	(3)	-	(3)
Financial Products Revenues	$686	$402	$71	$107	$106

Consolidated Sales and Revenues	$10,409	$3,939	$1,590	$2,405	$2,475

1	Does not include inter-segment sales of $142 million.
2	Does not include inter-segment sales of $192 million.
3	Does not include inter-segment sales of $388 million.
4	Does not include inter-segment sales of $691 million.

(Millions of dollars)	Total	North America	Latin America	EAME	Asia/ Pacific
Third Quarter 2010
Construction Industries1	$3,466	$1,146	$531	$710	$1,079
Resource Industries2	2,262	793	516	420	533
Power Systems3	4,196	1,623	606	1,218	749
All Other Segments4	550	307	31	126	86
Corporate Items and Eliminations	(22)	(14)	-	(6)	(2)
Machinery & Power Systems Sales	$10,452	$3,855	$1,684	$2,468	$2,445

Financial Products Segment	737	442	78	102	115
Corporate Items and Eliminations	(55)	(49)	(3)	-	(3)
Financial Products Revenues	$682	$393	$75	$102	$112

Consolidated Sales and Revenues	$11,134	$4,248	$1,759	$2,570	$2,557

1	Does not include inter-segment sales of $179 million.
2	Does not include inter-segment sales of $206 million.
3	Does not include inter-segment sales of $485 million.
4	Does not include inter-segment sales of $748 million.

(Millions of dollars)	Total	North America	Latin America	EAME	Asia/ Pacific
Fourth Quarter 2010
Construction Industries1	$4,103	$1,334	$601	$906	$1,262
Resource Industries2	2,807	899	511	648	749
Power Systems3	4,664	1,936	584	1,337	807
All Other Segments4	583	328	21	139	95
Corporate Items and Eliminations	(16)	(12)	-	(3)	(1)
Machinery & Power Systems Sales	$12,141	$4,485	$1,717	$3,027	$2,912

Financial Products Segment	726	428	81	103	114
Corporate Items and Eliminations	(60)	(54)	(3)	-	(3)
Financial Products Revenues	$666	$374	$78	$103	$111

Consolidated Sales and Revenues	$12,807	$4,859	$1,795	$3,130	$3,023

1	Does not include inter-segment sales of $193 million.
2	Does not include inter-segment sales of $342 million.
3	Does not include inter-segment sales of $555 million.
4	Does not include inter-segment sales of $762 million.

2010 Segment Operating Profit by Quarter

(Millions of dollars)	First Quarter 2010	Second Quarter 2010	Third Quarter 2010	Fourth Quarter 2010
Construction Industries	$32	$218	$246	$287
Resource Industries	227	418	538	606
Power Systems	292	594	694	708
All Other Segments	185	195	200	140
Corporate Items and Eliminations	(278)	(486)	(532)	(497)
Total Machinery & Power Systems	$458	$939	$1,146	$1,244
Financial Products Segment	106	110	108	105
Corporate Items and Eliminations	(9)	(18)	(12)	(3)
Total Financial Products	$97	$92	$96	$102
Consolidating Adjustments	(47)	(54)	(55)	(55)
Consolidated Operating Profit (Loss)	$508	$977	$1,187	$1,291